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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT
                              --------------------

This Employment Agreement (the "Agreement") is made effective this 1st day of January, 2002, by and between LEVEL 8 SYSTEMS, INC., a Delaware corporation (the "Company"), and Paul Rampel, a resident of the State of California (the "Employee").

In consideration of the mutual covenants, promises and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Employment.  The Company hereby employs Employee and Employee hereby
         ----------
         accepts such employment upon the terms and conditions set forth in this Agreement.

2.       Duties of Employee.  Employee's title will be President and Employee
         ------------------
         will report directly to the Chief Executive Officer of the Company. Employee will be based in California. Employee agrees to perform and discharge such other duties as may be assigned to Employee from time to time by the Company to the reasonable satisfaction of the Company, and such duties will be consistent with those duties regularly and customarily assigned by the Company to the position of President. Employee agrees to comply with all of the Company's policies, standards and regulations and to follow the instructions and directives as promulgated by the Chief Executive Officer of the Company. Employee will devote Employee's full professional and business-related time, skills and best efforts to such duties and will not, during the term of this Agreement, be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, without the prior written consent of the Chief Executive Officer of the Company. This Section will not be construed to prevent Employee from
         (a) investing personal assets in businesses which do not compete with the Company in such form or manner that will not require any services on the part of Employee in the operation or the affairs of the companies in which such investments are made and in which Employee's participation is solely that of an investor; (b) purchasing securities in any corporation whose securities are listed on a national securities exchange or regularly traded in the over-the-counter market, provided that Employee at no time owns, directly or indirectly, in excess of one percent (1%) of the outstanding stock of any class of any such corporation engaged in a business competitive with that of the Company; or (c) participating in conferences, preparing and publishing papers or books, teaching or joining or participating in any professional associations or trade group, so long as the Chief Executive Officer of the Company approves such participation, preparation and publication or teaching prior to Employee's engaging therein.

3.       Term. The term of this Agreement will be at-will, and can be
         ----
         terminated by either party at any time, with or without cause, subject to the provisions of Section 4 of this Agreement.

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4.       Termination.
         -----------

         (a)      Termination by Company for Cause. The Company may terminate
                  --------------------------------
                  this Agreement and all of its obligations hereunder immediately, including the obligation to pay Employee severance, vacation pay or any further benefits or remuneration, if any of the following events occur:

                  (i) Employee materially breaches any of the terms or conditions set forth in this Agreement and fails to cure such breach within ten (10) days after Employee's receipt from the Company of written notice of such breach (notwithstanding the foregoing, no cure period shall be applicable to breaches by Employee of Sections 6, 7 or 8 of this Agreement);

                  (ii) Employee commits any other act materially detrimental to the business or reputation of the Company;

                  (iii) Employee engages in dishonest or illegal activities or commits or is convicted of any crime involving fraud, deceit or moral turpitude; or

                  (iv) Employee dies or becomes mentally or physically incapacitated or disabled so as to be unable to perform Employee's duties under this Agreement even with a reasonable accommodation. Without limiting the generality of the foregoing, Employee's inability adequately to perform services under this Agreement for a period of sixty (60) consecutive days will be conclusive evidence of such mental or physical incapacity or disability, unless such inability adequately to perform services under this Agreement is pursuant to a mental or physical incapacity or disability covered by the Family Medical Leave Act, in which case such sixty (60) day period shall be extended to a one hundred and twenty (120) day period.

         (b)      Termination by Company Without Cause.  The Company may
                  ------------------------------------
                  terminate Employee's employment pursuant to this Agreement for reasons other than those stated in Section 4(a) upon at least thirty (30) days' prior written notice to Employee. In the event Employee's employment with the Company is terminated by the Company without cause, the Company shall be obligated to pay Employee a lump sum severance payment equal to one (1) year of Employee's then base salary payable within thirty (30) days of the date of termination; an amount equal to the prorated bonus earned having received credit for bonus earnings up to the date of termination and Employee shall be entitled to an award of 100,000 shares of the Company's Common Stock. In addition, all Employee's then outstanding but unvested stock options shall vest one hundred percent (100%). Employee will have twelve (12) months from the date of termination to exercise his stock options. Other than the severance payments and vesting of outstanding options set forth in this Section 4(b), Employee will be entitled to receive no further remuneration and will not be entitled to participate in any Company benefit

                                       2

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                  programs following his termination by the Company, whether such termination is with or without cause.

         (c)      Termination by Employee for Cause.  In the event there
                  ---------------------------------
                  occurs a substantial change in the Employee's job duties, there is a decrease in or a failure to provide the compensation or vested benefits under this Agreement or there is a Change in Control (as defined below) of the Company, Employee shall have the right to resign his employment and will be entitled to receive a severance payment equal to one
                  (1) year of Employee's then base salary payable within thirty
                  (30) days of the date of termination; an amount equal to the prorated bonus earned having received credit for bonus earnings up to the date of termination , except if there is a failure to provide compensation or vested benefits in the event of insolvency by the Company, in which case no severance payment shall be made, but in any case, Employee shall receive an award of 100,000 shares of the Company's common stock. For avoidance of doubt, this award shall be in lieu of the 100,000 common stock shares awarded Employee under Section 4(b) above. In addition, all Employee's then outstanding but unvested stock options shall vest one hundred percent (100%). Except in the case of a Change in Control (as defined below), Employee will have twelve (12) months from the date of termination to exercise his stock options. Employee shall have thirty (30) days from the date written notice is given to Employee about either (a) a change in his duties or (b) the announcement and closing of a transaction resulting in a Change in Control of the Company to resign or this Section 4(c) shall not apply. In the event Employee resigns from the Company for any other reason, Employee will not be entitled to receive or accrue any further Company benefits or other remuneration under this Agreement, and Employee specifically agrees that he will not be entitled to receive any severance pay.

                  For purposes of this Section 4, a Change in Control shall be deemed to have occurred if any of the following occur:

                  (i) the merger of consolidation of the Company with or into another unaffiliated entity, or the merger of another unaffiliated entity into the Company or another subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation;

                  (ii) the sale or transfer of more than fifty-one percent (51%) of the Company's then outstanding voting stock (other than a restructuring event which results in the continuation of the Company's business by an affiliated entity) to unaffiliated person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); or

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                  (iii)    the adoption by the stockholders of the Company of a
                           plan relating to the liquidation or dissolution of the Company.

5.       Compensation and Benefits.
         -------------------------

         (a)      Annual Salary. During the term of this Agreement and for all
                  -------------
                  services rendered by Employee under this Agreement, the Company will pay Employee a base salary of Two Hundred Thousand Dollars ($200,000.00) per annum in equal bi-monthly installments. Such annual salary will be subject to adjustments by any increases given in the normal course of business.

         (b)      Incentive Compensation. Employee shall be eligible to receive
                  ----------------------
                  incentive compensation in the form of a cash bonus equal to One Hundred Fifty Thousand Dollars ($150,000.00) upon the Company reaching anticipated operating income results as set forth in the operating plan for the Company subject to approval by the Board of Directors.

         (c)      Repayment of Outstanding Note.  Upon execution of the
                  -----------------------------
                  Agreement, Employee shall surrender to Company fifteen thousand (15,000) shares of the Company's common stock as partial repayment for the outstanding loan with the Company evidenced by a Promissory Note and Stock Pledge Agreement. In addition, Employee shall pay to the Company an amount equal to Fifty Thousand Dollars ($50,000.00) payable in equal monthly installments of Five Thousand Dollars ($5,000.00), which amount shall be taken from employees paychecks through December 31, 2002. Upon receipt of the common stock and payment in full of the amount referenced in this paragraph, Level 8 will cancel the Promissory Note and Stock Pledge Agreement. If, prior to December 31, 2002 there occurs a Change in Control of the Company or in the event of insolvency, Employee shall be forgiven of the remaining payments from the date of closing of such transaction under this Section 5(c).

6.       Vacation.  Employee shall be eligible for four (4) weeks of paid
         ---------
         vacation annually, provided that such vacation is scheduled at such times that do not interfere with the Company's legitimate business needs.

7.       Other Benefits. Employee will be entitled to such fringe benefits as
         --------------
         may be provided from time-to-time by the Company to its employees, including, but not limited to, group health insurance, life and disability insurance, and any other fringe benefits now or hereafter provided by the Company to its employees, if and when Employee meets the eligibility requirements for any such benefit. The Company reserves the right to change or discontinue any employee benefit plans or programs now being offered to its employees; provided, however, that all benefits provided for employees of the same position and status as Employee will be provided to Employee on an equal basis.

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8.       Business Expenses.  Employee will be reimbursed for all reasonable
         -----------------
         expenses incurred in the discharge of Employee's duties under this Agreement pursuant to the Company's standard reimbursement policies.

9.       Withholding.  The Company will deduct and withhold from the
         -----------
         payments made to Employee under this Agreement, state and federal income taxes, FICA and other amounts normally withheld from compensation due employees.

10.      Non-Disclosure of Proprietary Information.  Employee recognizes and
         -----------------------------------------
         acknowledges that the Trade Secrets (as defined below) and Confidential Information (as defined below) of the Company and its affiliates and all physical embodiments thereof (as they may exist from time-to-time, collectively, the "Proprietary Information") are valuable, special and unique assets of the Company's and its affiliates' businesses. Employee further acknowledges that access to such Proprietary Information is essential to the performance of Employee's duties under this Agreement. Therefore, in order to obtain access to such Proprietary Information, Employee agrees that, except with respect to those duties assigned to him by the Company, Employee shall hold in confidence all Proprietary Information and will not reproduce, use, distribute, disclose, publish or otherwise disseminate any Proprietary Information, in whole or in part, and will take no action causing, or fail to take any action necessary to prevent causing, any Proprietary Information to lose its character as Proprietary Information, nor will Employee make use of any such information for Employee's own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances.

         For purposes of this Agreement, the term "Trade Secrets" means information, including, but not limited to, any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. For purposes of this Agreement, the term "Trade Secrets" does not include information that Employee can show by competent proof (i) was known to Employee and reduced to writing prior to disclosure by the Company (but only if Employee promptly notifies the Company of Employee's prior knowledge); (ii) was generally known to the public at the time the Company disclosed the information to Employee; (iii) became generally known to the public after disclosure by the Company through no act or omission of Employee; or (iv) was disclosed to Employee by a third party having a bona fide right both to possess the information and to disclose the information to Employee. The term "Confidential Information" means any data or information of the Company, other than trade secrets, which is valuable to the Company and not generally known to competitors of the Company. The provisions of this Section 6 will apply to Trade Secrets for so long as such information remains a trade secret and to Confidential Information during Employee's

                                       5

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         employment with the Company and for a period of two (2) years following any termination of Employee's employment with the Company for whatever reason.

11.      Non-Solicitation Covenants.  Employee agrees that during Employee's
         --------------------------
         employment by the Company and for a period of one (1) year following the termination of Employee's employment for whatever reason, Employee will not, directly or indirectly, on Employee's own behalf or in the service of or on behalf of any other individual or entity, divert, solicit or attempt to divert or solicit any individual or entity (i) who is a client of the Company at any time during the six (6)-month period prior to Employee's termination of employment with the Company ("Client"), or was actively sought by the Company as a prospective client, and (ii) with whom Employee had material contact while employed by the Company to provide similar services or products as such provided by Employee for the Company to such Clients or prospects. Employee further agrees and represents that during Employee's employment by the Company and for a period of one (1) year following any termination of Employee's employment for whatever reason, Employee will not, directly or indirectly, on Employee's own behalf or in the service of, or on behalf of any other individual or entity, divert, solicit or hire away, or attempt to divert, solicit or hire away, to or for any individual or entity which is engaged in providing similar services or products to that provided by the Company, any person employed by the Company for whom Employee had supervisory responsibility or with whom Employee had material contact while employed by the Company, whether or not such employee is a full-time employee or temporary employee of the Company, whether or not such employee is employed pursuant to written agreement and whether or not such employee is employed for a determined period or at-will. For purposes of this Agreement, "material contact" exists between Employee and a Client or potential Client when (1) Employee established and/or nurtured the Client or potential Client; (2) the Client or potential Client and Employee interacted to further a business relationship or contract with the Company; (3) Employee had access to confidential information and/or marketing strategies or programs regarding the Client or potential Client; and/or (4) Employee learned of the Client or potential Client through the efforts of the Company providing Employee with confidential Client information, including but not limited to the Client's identify, for purposes of furthering a business relationship.

12.      Existing Restrictive Covenants. Except as provided in Exhibit B,
         ------------------------------
         Employee has not entered into any agreement with any employer or former employer (a) to keep in confidence any confidential information or (b) to not compete with any former employer. Employee represents and warrants that Employee's employment with the Company does not and will not breach any agreement which Employee has with any former employer to keep in confidence confidential information or not to compete with any such former employer. Employee will not disclose to the Company or use on its behalf any confidential information of any other party required to be kept confidential by Employee.

13.      Return of Proprietary Information. Employee acknowledges that as
         ---------------------------------
         a result of Employee's employment with the Company, Employee may come into the possession and control of Proprietary Information, such as proprietary documents, drawings, specifications, manuals, notes, computer programs, or other proprietary material. Employee

                                       6

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         acknowledges, warrants and agrees that Employee will return to the
         Company all such items and any copies or excerpts thereof, and any other properties, files or documents obtained as a result of Employee's employment with the Company, immediately upon the termination of Employee's employment with the Company.

14.      Proprietary Rights.  During the course of Employee's employment with
         ------------------
         the Company, Employee may make, develop or conceive of useful processes, machines, compositions of matter, computer software, algorithms, works of authorship expressing such algorithm, or any other discovery, idea, concept, document or improvement which relates to or is useful to the Company's Business (the "Inventions"), whether or not subject to copyright or patent protection, and which may or may not be considered Proprietary Information. Employee acknowledges that all such Inventions will be "works made for hire" under United States copyright law and will remain the sole and exclusive property of the Company. Employee also hereby assigns and agrees to assign to the Company, in perpetuity, all right, title and interest Employee may have in and to such Inventions, including without limitation, all copyrights, and the right to apply for any form of patent, utility model, industrial design or similar proprietary right recognized by any state, country or jurisdiction. Employee further agrees, at the Company's request and expense, to do all things and sign all documents or instruments necessary, in the opinion of the Company, to eliminate any ambiguity as to the ownership of, and rights of the Company to, such Inventions, including filing copyright and patent registrations and defending and enforcing in litigation or otherwise all such rights.

         Employee will not be obligated to assign to the Company any Invention made by Employee while in the Company's employ which does not relate to any business or activity in which the Company is or may reasonably be expected to become engaged, except that Employee is so obligated if the same relates to or is based on Proprietary Information to which Employee will have had access during and by virtue of Employee's employment or which arises out of work assigned to Employee by the Company. Employee will not be obligated to assign any Invention which may be wholly conceived by Employee after Employee leaves the employ of the Company, except that Employee is so obligated if such Invention involves the utilization of Proprietary Information obtained while in the employ of the Company. Employee is not obligated to assign any Invention that relates to or would be useful in any business or activities in which the Company is engaged if such Invention was conceived and reduced to practice by Employee prior to Employee's employment with the Company. Employee agrees that any such Invention is set forth on Exhibit "A" to this Agreement.

         The provisions of this Section 14 will be construed in accordance will be construed in accordance with the provisions of Section 2870 of the California Labor Code. Section 2870(a) of the California Labor Code provides that: (a) any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that

                                       7

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         either (1) relate at the time of the conception and reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or
         (2) result from any work performed by the employee for the employer.

15.      Remedies. Employee agrees and acknowledges that the violation of any of
         --------
         the covenants or agreements contained in Sections 10, 11 and 14 of this Agreement would cause irreparable injury to the Company, that the remedy at law for any such violation or threatened violation thereof would be inadequate, and that the Company will be entitled, in addition to any other remedy, to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages or posting a bond.

16.      Severability. In case one or more of the provisions contained in this
         ------------
         Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, the parties agree that it is their intent that the same will not affect any other provision in this Agreement, and this Agreement will be construed as if such invalid or illegal or unenforceable provision had never been contained herein. It is the intent of the parties that this Agreement be enforced to the maximum extent permitted by law.

17.      Entire Agreement. This Agreement embodies the entire agreement of the
         ----------------
         parties relating to the subject matter of this Agreement and supersedes all prior agreements, oral or written, regarding the subject matter hereof, except for any earned but unpaid bonuses that remain from calendar year 2001 for which the parties agree as being due and payable. Specifically, both parties agree that Employee has earned and is due a minimum of $60,000 for calendar year 2001. No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by the parties.

18.      Governing Law.  This Agreement is entered into and will be
         -------------
         interpreted and enforced pursuant to the laws of the State of California. The parties hereto hereby agree that the appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be any federal court in the state where the Employee has his principal place of residence and each of the parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against either of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

19.      Surviving Terms.  Sections 4, 10, 11, 14, 15 and 18 of this Agreement
         ---------------
         shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       8

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COMPANY:                                        EMPLOYEE:

LEVEL 8 SYSTEMS, INC.



By:
    -----------------------------------        ---------------------------------
Name:                                          Paul Rampel
     ----------------------------------
Title:
       --------------------------------


                                       9

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                                    EXHIBIT A

                                   INVENTIONS
                                   -----------

         Employee represents that there are no Inventions.


                                                  ------------------------------
                                                  Employee Initials

                                       10

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                                    EXHIBIT B

                         EXISTING RESTRICTIVE COVENANTS
                         ------------------------------

                                       11